Exhibit 99.16

NOTICE OF WITHDRAWAL

To Withdraw

Ordinary Shares of Eaton Corporation plc

Pursuant to the Offer to Redeem Outstanding Ordinary Shares of Eaton Corporation plc

In Exchange for the Issuance of Shares of Common Stock

of

MOBILITY (USA) CORPORATION

Pursuant to the Prospectus, dated [  ], 2027

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON [  ], 2027, UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED. EATON ORDINARY SHARES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

The undersigned acknowledges receipt of the prospectus dated [  ], 2027 (the “Prospectus”), in connection with the offer by Eaton Corporation plc (“Eaton”) to redeem all or a portion of the outstanding Ordinary Shares, par value $0.01 per share, of Eaton (“Eaton Ordinary Shares”) that are validly tendered prior to the expiration of this Exchange Offer and not properly withdrawn, in exchange for the issuance of shares of common stock, par value $0.01 per share (“SpinCo common stock”), of Mobility (USA) Corporation, a Delaware corporation (“SpinCo”).

Eaton Ordinary Shares validly tendered pursuant to this exchange offer may be withdrawn at any time prior to the expiration of the exchange offer and, unless Eaton has previously accepted such Eaton Ordinary Shares for exchange pursuant to this exchange offer, may also be withdrawn at any time after the expiration of 40 business days from the commencement of this exchange offer. Once Eaton accepts Eaton Ordinary Shares for exchange pursuant to this exchange offer, your tender is irrevocable. THIS NOTICE OF WITHDRAWAL IS TO BE USED ONLY TO WITHDRAW TENDERS OF EATON ORDINARY SHARES PURSUANT TO THE EXCHANGE OFFER. To withdraw a tender, you must timely deliver this Notice of Withdrawal to the Distribution Exchange Agent (as defined below) at one of its addresses set forth at the end of this Notice of Withdrawal. See “Exchange Offer—Terms of This Exchange Offer—Withdrawal Rights” in the Prospectus.

If any of the Eaton Ordinary Shares were tendered through The Depository Trust Company, please do not use this form; use The Depository Trust Company form of withdrawal instead.

REQUEST FOR WITHDRAWAL

The undersigned has identified below the Eaton Ordinary Shares that it is withdrawing from the exchange offer:

Number of certificated Eaton Ordinary Shares to be withdrawn:

Number of book-entry Eaton Ordinary Shares to be withdrawn:

REQUEST FOR RELEASE OF EATON ORDINARY SHARES REPRESENTED BY CERTIFICATE(S)

If certificate(s) representing Eaton Ordinary Shares have been delivered to [  ] (the “Distribution Exchange Agent”), please provide the following information in order for the Distribution Exchange Agent to return the relevant certificate(s):

Name(s) of the registered holder(s):

Serial number(s) of the certificate(s) evidencing the Eaton Ordinary Shares withdrawn:

(if held in book-entry shares, please indicate “book-entry”)

Address (including Zip Code):

SIGNATURES

This Notice of Withdrawal must be signed below by the registered holder(s) of the Eaton Ordinary Shares withdrawn as its or their names appear on the certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with the letter of transmittal used to tender such shares. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Name(s):

Name(s) of the registered holder(s) if different:

Signature(s):

Capacity (full title):

Dated:

If you wish to withdraw any tendered Eaton Ordinary Shares, you must transmit this Notice of Withdrawal to the Distribution Exchange Agent at:

By Mail:	By Hand or Overnight Courier:

Broadridge, Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0718	Broadridge, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717

For information about the Exchange Offer, please contact Georgeson at 51 W 52nd, 6th Floor, New York, NY 10019 Telephone: 877-568-5145

Eaton will determine questions as to the validity, form and eligibility (including time of receipt) of any notice of withdrawal in its sole discretion, and its determination shall be final and binding. Notwithstanding the foregoing, Eaton shareholders may challenge any such determination in a court of competent jurisdiction. None of Eaton, SpinCo, the Distribution Exchange Agent, the information agent or any other person is under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any such notification.